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                                                                     EXHIBIT 4.1


                          YOYODYNE ENTERTAINMENT, INC.


                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN


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1.       PURPOSE. The purpose of this Plan is to promote the success of the
Company by providing a method whereby (i) eligible employees and directors of the Company and its Subsidiaries and Affiliates and (ii) independent contractors and consultants providing services to the Company or its Subsidiaries or its Affiliates may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ or directorship of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company or its Subsidiaries. The Plan is also intended to aid (i) in attracting persons of exceptional ability to become directors, officers and employees of the Company and its Subsidiaries and Affiliates and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries and Affiliates.

2. DEFINITIONS. Capitalized terms used in the Plan shall have the following meanings (whether used in the singular or plural):

         "AFFILIATE" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

         "AGREEMENT" means a stock option agreement, as any such Agreement may be supplemented or amended from time to time.

         "APPROVED TRANSACTION" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve that constitutes (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange,
(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

         "AWARD" means a grant of Options under this Plan.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statue or statues thereto. Reference to any specific Code section shall include any successor section.

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         "COMMITTEE" means the committee of the Board appointed pursuant to section 5.1 to administer the Plan.

         "COMMON STOCK" means (i) the Common Stock, $.01 par value per share, of the Company or (ii) any other class or designation of common stock that the Company may authorize anytime in the future, including, without limitation, a non-voting common stock.

         "COMPANY" means Yoyodyne Entertainment, Inc., a Delaware corporation.

         "DISABILITY" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         "DOMESTIC RELATIONS ORDER" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         "EFFECTIVE DATE" means the date on which the Plan becomes effective pursuant to section 3.

         "EQUITY SECURITY" shall have the meaning ascribed to such term in
Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

         "FAIR MARKET VALUE" of a share of the Common Stock on any day means the fair market value of the Common Stock as determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate; PROVIDED, that if the Common Stock becomes a listed security, the "FAIR MARKET VALUE" of a share of Common Stock on any day will mean the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed; PROVIDED, FURTHER, that if for any day the Fair Market Value of a share of Common Stock, is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

         "HOLDER" means an employee or director of the Company or a Subsidiary or an independent contractor or consultant who has received an Award under this Plan.

         "INCENTIVE STOCK OPTION" means a stock option granted under section 7 that is designated as such in the related Agreement and that qualifies as such within the meaning of Section 422 of the Code.

         "NONQUALIFIED STOCK OPTION" means (a) a stock option granted under section 7 that is designated


                                      -2-
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as such in the related Agreement or (b) a stock option granted under section
7 designated as an Incentive Stock Option in the related Agreement but that does not qualify as such under the Code or for any other reason.

         "OPTION" means any Incentive Stock Option or Nonqualified Stock
Option.

         "PLAN" means the Yoyodyne Entertainment, Inc. Amended and Restated 1996 Stock Plan.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Securities Act section shall include any successor section.

         "SUBSIDIARY" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any business entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

3. EFFECTIVE DATE. The Plan shall be subject to, and become effective upon, the approval by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company.

4.       SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. Subject to the provisions of this section 4, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 1,000,000 and will be made available from the authorized but unissued shares of the Company. The shares of Common Stock subject to any Award granted under the Plan that shall expire, terminate or be annulled for any reason with out having been exercised (or considered to have been exercised as provided in section 7), shall again be available for purposes of the Plan.

         4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a similar number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares which thereafter may be optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this section 4.2.

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5.       ADMINISTRATION.

         5.1 COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two persons. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum.

         5.2 POWERS. The Committee shall have full power and authority to grant to eligible persons Options under the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan.

         5.3 INTERPRETATION. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or take by him or the Committee in good faith with respect to the Plan.

6. ELIGIBILITY. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees (including officers and directors), non-employee directors, independent contractors or consultants of the Company, its Subsidiaries or Affiliates as the Committee shall select.

7.       STOCK OPTIONS.

         7.1 GRANT OF OPTIONS. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the number of shares subject to such Option, whether such Option is an Incentive Stock Option or a Nonqualified Stock Option, the purchase price of the shares of Common Stock subject to such Option and the term of such Option. Subject to the other provisions of the Plan, the same person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

         7.2 EXERCISE OF OPTIONS. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; PROVIDED, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may

                                      -4-
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accelerate the time or time at which such Option may be exercised in whole or in part (without reducing the term of such Option).

         7.3      MANNER OF EXERCISE.

                  (a) FORM OF PAYMENT. An Option shall be exercised by written notice to the Company in accordance with the Agreement and such other procedures as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by section 9.10 may consist of (i) cash, (ii) a check, (iii) a promissory note, (iv) whole shares of Common Stock already owned by the Holder, (v) the withholding of shares of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law, unless the Committee determines otherwise in the applicable Agreement.

                  (b) VALUE OF SHARES. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

                  (c) ISSUANCE OF SHARES. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by section 9.10, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made to and accepted by the Company. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

         7.4 NONTRANSFERABILITY. Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

8.       INTENTIONALLY OMITTED.

9.       GENERAL PROVISIONS

         9.1 ACCELERATION OF OPTIONS. If a Holder's employment shall terminate by reason of death or Disability, each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding anything to the contrary in the Plan, unless the applicable Agreement provides otherwise.

         9.2      TERMINATION OF EMPLOYMENT.


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                  (a)     GENERAL. Subject to an applicable Agreement, if a
Holder's employment with the Company or a Subsidiary or Affiliate shall be terminated by the Company or such Subsidiary or Affiliate for any reason prior to the exercise of any Option, then all Options held by such Holder shall immediately terminate; provided, that if such Holder's employment terminates for any other reason other than cause, such Option shall remain exercisable for a period of one year following such termination (but not later than the scheduled expiration of such Option) if and to the extent such Option was exercisable on the date of such termination.

         For these purposes of this Agreement, "cause" shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind or the refusal to perform his duties and responsibilities for any reason other than illness or incapacity.

                  (b) MISCELLANEOUS. The Committee may determine whether any given leave of absence constitutes a termination of employment.

         9.3 RIGHT OF COMPANY TO TERMINATE EMPLOYMENT. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of the Holder at any time, with or without cause.

         9.4 NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

         9.5 WRITTEN AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as Incentive Stock Options or Nonqualified Stock Options, in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Any such agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by section 9.8(b).

         9.6      INTENTIONALLY OMITTED.

         9.7      BRING-ALONG; TAG-ALONG; RIGHT OF FIRST REFUSAL.

                  (a) BRING-ALONG. So long as the Common Stock beneficially owned by any Holder is not registered under the Securities Act, in the event of an Approved Transaction, upon delivering a written notice to a Holder, the Board or the Committee may elect (but shall not have the obligation) to require such Holder to sell or otherwise dispose of (and thereupon, such Holder shall sell or otherwise dispose of) all but not less than all of the Common Stock of such Holder in accordance with the same terms and conditions set forth in the definitive agreement memorializing such Approved Transaction.

                  (b) TAG-ALONG. So long as the Common Stock beneficially owned by any Holder is not registered under the Securities Act, in the event of an Approved Transaction, upon delivering a written notice to the Company, a Holder may elect (but shall not have the obligation) to require the Company to include or cause to be included all but not less than all the Common Stock beneficially owned by such Holder in the sale or other disposition of (and thereupon, such the Company shall or shall cause such Common stock to be included in the sale or other disposition) Common Stock pursuant to and in accordance with the same terms and conditions set forth in the definitive agreement memorializing such Approved Transaction.

                  (c) RIGHT OF FIRST REFUSAL. So long as the Common Stock beneficially owned by any Holder is not registered under the Securities Act, if a Holder has a firm offer or acceptance (a "BUYER OFFER") from a person (a "PROSPECTIVE BUYER") to purchase or have transferred to it any shares of such Holder's Common Stock, such Holder may not sell or transfer such Common Stock to such Prospective Buyer until such Holder shall have offered (such offer being referred to herein as a "COMPANY OFFER") such Common Stock to the Company upon the same terms and conditions as such Buyer Offer; and the Company shall have 20 calendar days (the "ACCEPTANCE PERIOD") to accept such Company Offer. If the Company rejects the Company Offer or fails to accept the Company Offer during the Acceptance Period, such Holder may sell or transfer such Common Stock to the Prospective Buyer in accordance with the terms and conditions of the Buyer Offer within 20 calendar days after the earlier of such rejection and expiration of the Acceptance Period; PROVIDED, that as a condition to such sale or transfer, the Holder shall require to Prospective Buyer to execute and deliver to the Company (A) a joinder agreement (a "JOINDER AGREEMENT"), in form and substance acceptable to the Company whereby the Prospective Buyer agrees to be bound by the terms of this section 9.7 of the Plan as if the Prospective Buyer were such Holder (except that such Prospective Buyer may not avail itself to section 9.7(e) or any provision in the Holder's Agreement without the express prior written consent of the Board or the Committee), and (B) a certificate (a "NON-COMPETITION CERTIFICATE") in form and substance satisfactory to the Company certifying that the Prospective Buyer is not directly or indirectly a competitor of the Company, an affiliate of any competitor of the Company, or an equityholder, creditor, officer, director, employee or consultant of any such competitor or affiliate of any competitor (collectively a "COMPETITOR") and shall not become a direct or indirect Competitor at anytime the Prospective Buyer owns or beneficially owns any Common Stock. Any attempted sale or transfer of Common Stock by a Holder in violation of this section 9.7 shall be null and void.

                  (d) LEGENDS. Certificates representing shares issued upon exercise of Options shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

                  (e) NON-APPLICABILITY ELECTION. An Agreement may contain a provision to the effect that one or more of clauses (a) through (e) of this Section 9.7 shall not apply to Holder in respect of the Common Stock underlying the Awards granted to such Holder pursuant to such Agreement.

         9.8      TERMINATION AND AMENDMENT.

                  (a) GENERAL. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective

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Date. The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable.

                  (b) MODIFICATION. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted (i) adversely affect the rights of such person with respect to such Award or (ii) unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Holder, including any amendment which would extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this section 9.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

         9.9 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted.

         9.10 WITHHOLDING. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitation, the conditions referenced in section 7.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

         9.11     INTENTIONALLY OMITTED.

         9.12 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise then under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         9.13 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

         9.14 UNFUNDED PLAN. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company.

         9.15 GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         9.16 ACCOUNTS. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary or Affiliates, as the case maybe, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in section 9.10.

         9.17 LEGENDS. In addition to any legend contemplated by section 9.7, each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

         9.18 COMPANY'S RIGHTS. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                          YOYODYNE ENTERTAINMENT, INC.
                             One Bridge Street, #26
                            Irvington, New York 10533


                                                             February __, 1997


[INSERT EMPLOYEE NAME]
[INSERT ADDRESS]


Dear [EMPLOYEE FIRST NAME]:

         You are hereby granted the option to purchase ________ shares of the Common Stock of Yoyodyne Entertainment, Inc., a Delaware corporation (the "Company"), at an exercise price of $1.00 per share, pursuant to the Company's Amended and Restated Stock Option Plan (the "Plan"). This letter agreement supersedes all prior agreements between you and the Company concerning stock options, including but not limited to the Substitution Agreement, the FAQ sheet I circulated regarding the Substitute Agreement and any agreements prior to that.

         These options may be exercised in whole or in part, from time to time, in accordance with the vesting schedule below, and expire ten years from the date hereof, except as otherwise provided in the Plan. The vesting schedule is as follows:

         -     _________ options become exercisable on ____________
         -     An additional ________ options become exercisable on ___________
         -     An additional ________ options become exercisable on _________

         To buy shares of Common Stock pursuant to this agreement you must deliver to the Company a completed exercise notice in the form attached and accompanied by payment of the exercise price.

         You may not sell, give or otherwise transfer, to any person or entity any of your rights under this agreement, except that you may transfer them under a will or otherwise under the laws of descent and distribution. During your lifetime, only you or your legal representative may exercise these options.

         Securities laws generally limit whether and how you may sell the Common Stock you acquire upon exercise of your options. The Plan also contains certain other restrictions on the transferability of the stock that you purchase upon exercise of your options. The stock certificates issued to you may bear an appropriate legend reflecting those restrictions and that the Common Stock represented by the certificate is subject to the terms and conditions of this agreement and the Plan. When any option is exercised, the Company may require you to confirm that you are buying the Common Stock for investment purposes without the intent to distribute or sell it, if the Company determines that such a representation is advisable under applicable securities laws.

         These options are granted to you pursuant to the Plan and are intended to be incentive stock options as described in the Internal Revenue Code of 1986, as amended. You should consult your tax advisor now to determine factors that may impact the tax consequence of this option, as well as prior to each exercise of this option. This is not an employment agreement and does not increase or decrease the Company's obligation, if any, to employ you as in effect prior hereto. This agreement shall be governed by the internal laws of the State of New York.

         Your signature in the space below will signify your acceptance of the terms of this agreement.

                                           Sincerely,



                                           Seth Godin

ACCEPTED, AGREED TO AND ACKNOWLEDGED,
THIS __ DAY OF FEBRUARY, 1997


-------------------------------------


                                      -2-
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                                 EXERCISE NOTICE


To:  Yoyodyne Entertainment, Inc.
Attention:  Chief Financial Officer











The undersigned hereby irrevocably elects to exercise __________ options to purchase _____ shares of common stock of Yoyodyne Entertainment, Inc., a Delaware corporation, under a Stock Option Agreement dated February ___,
1997, and to purchase the common stock issuable upon exercise thereof for a total of $_________ ($1.00 per share). Stock certificates should be issued in the name of the undersigned and delivered to the address set forth below.
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
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[Please Sign Name]                      [Please provide Social Security Number]

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[Please Print Name]


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[Please Print Address]
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